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                                                                   EXHIBIT 10.22


Subject:  Horizon Plastic Ports: Terms Sheet

Date:     March 18, 1997

The following terms outline the agreement between ACT Medical Inc. and Horizon Medical Products, Inc. covering the development of manufacturing capability and subsequent manufacture of Horizon's adult size plastic port.

Term:

           Five years from the date of ACT's first shipment of at least 100 ports. It is anticipated that ACT will manufacture the Ports for three years, at which point Horizon will take over manufacture under the terms specified below, which include Royalties until the end of the Term. Under any set of circumstances, the Royalty term will expire five years and six months from the signing of the final contract.


Commencement date:

           The Term of this agreement will commence as of the date ACT completes engineering and delivers at least 100 ports to Horizon. ACT expects to deliver such 100 ports within six months of acceptance of these Terms by Horizon Medical Products, assuming only that the final contract is signed by that date. ACT will confirm its ability to deliver in that time after evaluation of the current manufacturing process.


Non Recurring Engineering:

           ACT will develop the capabilities and procedures to manufacture Horizon plastic ports at ACT's own expense. ACT will obtain required regulatory approvals in Horizon's name. Horizon will provide ACT with information, including existing procedures, and assistance as required. Horizon will also provide ACT with any existing tooling. ACT will maintain the records and follow the procedures to conform with ISO 9000 and CE Mark Standards.


Quantity Commitments:

           Horizon will order a minimum of 3,500 ports for shipment within each contract year until Horizon takes over manufacturing. If Horizon takes less than the committed quantity, through no fault of ACT other than delays in shipment due to late payment by Horizon, Horizon will pay ACT 80% of the transfer price times the difference between the committed quantity and the quantity actually received. To the extent that deliveries exceed 4,000 in one contract year, such overages may be applied to the following year's minimum commitment, subject to the pricing stipulation below.

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Transfer Price:

          All ports will be invoiced at $75.00. Within 30 days from the end of the contract year, ACT will issue a credit for $10.00 times the number of ports shipped in the proceeding contract year to the extent that such shipments in that year was above 3,500 but under 4,000, if any. Within 30 days of the end of the contract year, Horizon will inform ACT how many of the ports shipped in excess of 4,000 in the prior contract year, if any, are to be credited to the following year's commitments. ACT will issue a $10.00 credit for any shipments in excess of 4,000 which Horizon does not apply to the following year's commitments.

Introducers:

          The ports manufactured by ACT will not include introducers. ACT will provide up to two days of assistance to Horizon in developing procedures for adding introducers at Horizon's plant. ACT will charge for this assistance only its out of pocket costs, such as travel. Additional time, if any, will be billed at ACT's standard billing rates.

Horizon Manufacture:

          At any time after 18 months from the commencement date, and after Horizon has accepted and paid for cumulative shipments of at least 8,000 ports, Horizon may take over the manufacture of the ports, with the payment of a Royalty to ACT. If Horizon has taken less than 10,500 ports at the time it takes over manufacture, it will also pay ACT the amount of $21.00 times the difference between 10,500 and number of ports actually received from ACT, with such payment to be paid in equal monthly installments from the time Horizon takes over manufacture through month 36 of the contract.

Royalty on Horizon Manufacture:

          Horizon will pay ACT 40% of the difference between Horizon's product cost, and $75.00 for each port sold after Horizon takes over manufacturing for one year. From the end of that one year until the end of the contract Term the Royalty will be reduced to 25%. Horizon's costs shall be calculated using generally accepted accounting principals, except that Horizon's cost for the purposes of this calculation shall not exceed ACT's cost at the time of transfer of manufacturing by more than 20% in the first year after Horizon takes over manufacturing, and 10% for all later periods. Payments for the Royalty are to be made quarterly, in arrears, within 30 days of the end of each calendar quarter.

Payment terms:

          Horizon will pay all ACT invoices net in 30 days or less. The final contract will contain wording to allow extension of terms to 45 days for the first year.

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Other ACT Commitments:

           - ACT will manufacture the ports by gluing if it is unable to validate an ultrasonic welding process, at no additional cost to Horizon.

           - On Horizon taking over manufacturing, ACT will transfer to Horizon all custom tools and molds owned by ACT for the production of the Horizon ports, at no charge to Horizon, but that does not include the machines on which the custom tools and molds are used which will remain the property of ACT or ACT's suppliers.

           - At the point at which Horizon takes over manufacture, ACT will provide up to 15 man days of engineering. ACT will bill Horizon for this effort in an amount not to exceed $12,000, plus travel costs, if the full 15 days is necessary. Time over 15 days, if any, will be charged at the then standard rates.


Other Horizon Commitments:

           - Horizon will provide ACT with all its tools, procedures and methods used in the current manufacture of the ports.

           - Until Horizon takes over manufacturing of the ports, Horizon will release non-cancelable purchase orders for each calendar quarter's shipments not less than 45 days prior to the beginning of that quarter.

           - When Horizon takes over manufacturing, Horizon will buy ACT's inventory of related ports and finished ports at ACT's cost, including ACT's standard overhead charges.


On acceptance of these terms by both parties, ACT will commence development and prepare a formal contract in accordance with these terms. ACT will not deliver any production quantities until the contract is signed by both parties.


Terms accepted:


For ACT Medical, Inc.:

by: /s/ unreadable
    ---------------------

date: 3/19/97
      -------------------

For Horizon Medical Products, Inc.:

by: /s/ unreadable
    ---------------------

date: 3/29/97
      -------------------


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                          AMENDMENT TO NON-COMPETITION
                            AND CONSULTING AGREEMENT

         THIS AMENDMENT, entered into as of July 31, 1997, by and between HORIZON ACQUISITION CORP., a Georgia corporation ("HAC"), and LANCE J. BRONNENKANT ("Bronnenkant");

         WHEREAS, HAC and Bronnenkant have entered into that certain Non-Competition and Consulting Agreement dated October 24, 1995 ("Bronnenkant Agreement");

         WHEREAS, the parties desire to amend the Bronnenkant Agreement in the manner hereinafter provided;

         NOW, THEREFORE, in consideration for the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The payment schedule under the Bronnenkant Agreement, as described in paragraph 4 thereof and in Schedule A thereto, is hereby revised, amended, and restated as follows:

            All of the payments payable to Bronnenkant during 1997 under paragraph 4(a) and Schedule A for non-competition covenants, totaling the sum of $16,286.04, shall not be payable during 1997, but shall be payable in full to Bronnenkant on October 31, 2002. All of the payments payable to Bronnenkant during 1997 under paragraph 4(b) and Schedule A for consulting services, totaling the sum of $5,428.56, shall not be payable during 1997, but shall be payable in full to Bronnenkant on October 31, 2002. All of the payments during 1998, 1999, 2000, 2001, and 2002 under Schedule A shall continue to be paid in accordance with Schedule A. In addition to the amounts now payable to Bronnenkant on October 31, 2002 for non-competition covenants and for consulting services, the additional amount of $7,331.25 for non-competition covenants under paragraph 4(a) and Schedule A and $2,443.75 for consulting services under paragraph 4(b) and Schedule A shall be payable in full to Bronnenkant on October 31, 2002.

THE PAYMENT OF THE DEBT EVIDENCED HEREBY IS SUBORDINATED TO ALL DEBTS OF THE MAKER TO SIRROM CAPITAL CORPORATION AS SET FORTH IN A SUBORDINATION AGREEMENT DATED OCTOBER 24, 1995.

         2. Section 4(c) of the Bronnenkant Agreement shall be deleted in its entirety.

         3. The following provision shall be added to the Bronnenkant Agreement as paragraph 4(h):


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                           (h) The cumulative amount of $21,714.60 (the
                  "Deferred Amount") that was originally payable under Sections 4(a) and 4(b) and Schedule A hereto during 1997 has been deferred and is now payable in full on October 31, 2002. In addition to all other amounts now payable on October 31, 2002 under Sections 4(a) and 4(b) and Schedule A hereto, the additional cumulative amount of $9,775.00 (the "Additional Amount") is now payable in full on October 31, 2002 as provided above. In determining the "Final Payoff Amount" (as defined in this paragraph 4) in the event an Acceleration Event (as defined in this paragraph 4) occurs:

                        (i) The Deferred Amount shall not be discounted to present value but shall be payable in full; and

                        (ii) The Additional Amount shall be reduced to its prevent value as of the date on which the Acceleration Event occurs using an interest rate of eight and one-half percent (8 1/2 %) in determining such present value.

         4. Unless expressly amended herein, all other provisions in the Bronnenkant Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect.

         5. This Amendment contains the entire agreement and understanding between the parties respecting the subject matter hereof and supersedes all prior and collateral agreements and understandings, regardless of form or nature, between the parties respecting that subject matter. No extension, amendment, modification, or supplement to this Amendment will be effective unless made in writing signed by the parties hereto. This Amendment will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in multiple counterparts, each of which will constitute an original, but all of which together will constitute one and the same agreement. The validity, construction, and enforcement of this Amendment and all matters related thereto or in connection therewith will be governed by the laws of the State of Georgia.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first set forth above.

ATTEST:                                HORIZON ACQUISITION CORP.



/s/ [unreadable]                       By: /s/ [unreadable]
-----------------------                   --------------------------------------

Title: Secretary                       Title: President
      -----------------                      -----------------------------------

/s/ [unreadable]                       /s/ Lance J. Bronnenkant
-----------------------                -----------------------------------------
Witness                                Lance J. Bronnenkant

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